EXHIBIT 99.1

SMTC Corporation Acquires MC Assembly Holdings, Inc. in Transformative Transaction

Combination Creates Preeminent Low-to-Medium Volume, High Mix Electronics Manufacturing Services (“EMS”) Provider with more than $320 Million of Combined Revenue for the Twelve-Month Period Ended September 30, 2018

TORONTO, Nov. 09, 2018 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, and MC Assembly Holdings, Inc. (“MC Assembly”), a leader in the contract electronics manufacturing industry, today announced that SMTC has acquired all outstanding shares of MC Assembly.

The purchase price at closing was $65 million, subject to certain adjustments. Additionally, the sellers are eligible to earn up to an additional $5 million of consideration, contingent upon the performance of MC Assembly for the twelve calendar months ending March 31, 2019.

“We are excited to announce the acquisition of MC Assembly which unites two highly complementary EMS companies. This accretive acquisition provides the opportunity to create significant value for our shareholders and offers strong benefits for customers of both companies," said Ed Smith SMTC’s Chief Executive Officer, who will continue in that role of the combined company.

“SMTC and MC Assembly have a common mission, which is to build a world class EMS company that puts customers first.  We intend to build upon our respective strengths to drive growth and efficiencies at our facilities from our complementary and diversified customer bases,” stated MC Assembly’s President and Chief Executive Officer George Moore.

Compelling Strategic Rationale

SMTC believes the acquisition will provide the following strategic and financial benefits:

  A stronger company with greater financial resources: In an industry where scale matters, the acquisition creates a powerful, diversified EMS provider with enhanced scale and new growth opportunities. The acquisition results in a combined company with consolidated results for the twelve months ended September 30, 2018 of approximately $323 million in revenue and approximately $18 million of Adjusted EBITDA. The consolidated results do not reflect the potential cost savings available from the combination of the two companies.

  Enhanced end market diversification: The combined company will benefit from an expanded presence in the growing and underpenetrated end-markets (including Aerospace & Defense, Industrial, and Medical). The acquisition will also strengthen the combined company’s presence in the attractive and growing Industrial IoT market.

  Stronger customer base with no significant customer overlap or customer concentration: The combined customer list is populated with a diversified breadth of industry-leading, top tier original equipment manufacturers (OEMs) across desirable end-markets.
  Complementary manufacturing footprint: SMTC believes macro-economic trends and Trade/Tariff environment are driving meaningful growth to North American-oriented EMS providers. The combined company provides customers with more than 50 manufacturing and assembly lines at strategically located facilities in the US and Mexico and existing capacity to support higher levels of revenue.

  Combination of relative strengths: Under the current SMTC management team, SMTC has demonstrated the ability to expand its customer base and increase revenue, despite industry reports of key component shortages, with year-over-year revenue up 56% in the most recently completed third quarter and up 34.5% for the first nine-months of 2018. SMTC believes this success is the result of strong customer relationship and best-in-market supply chain capabilities. SMTC’s management team further believes that MC Assembly brings expertise in lean manufacturing and MC Assembly’s Aerospace & Defense and Auto certifications allow the combined company to compete for highly complex and high value opportunities.

  Cost synergies: Management teams of both companies have worked collaboratively to identify $6 million+ of annual cost reduction opportunities from purchasing and operational advantages and corporate and shared services redundancies that the combined company expects to implement during 2019 at a non-recurring cost of approximately $3 million.

The combined company will operate under the name SMTC Corporation and currently plans to continue to operate and maintain the existing facilities operated by each company.

Transaction Financing

The proceeds of a new debt financing package, in combination with cash from SMTC’s balance sheet, funded the transaction and related fees and expenses. SMTC secured a new $45 million Asset Based Revolving Line facility from PNC Bank, of which $22 million was drawn at closing.  Additionally, TCW Direct Lending LLC provided SMTC with a Senior Secured Loan Facility in the amount of $67 million, of which $62 million was drawn at closing, with $5 million available on a delayed draw basis. At closing, SMTC’s existing bank indebtedness of $27 million was repaid.

Advisors

B. Riley FBR, Inc. acted as Exclusive Financial Advisor to SMTC in this transaction, as well as acting as Placement Agent on the supporting debt financing.  Perkins Coie LLP acted as legal counsel to SMTC.

BakerHostetler acted as legal counsel to MC Assembly.

Conference Call

SMTC will host a conference call to discuss the acquisition of MC Assembly on Tuesday November 13, 2018. Interested parties can access the conference call which will start at 8:30 a.m. Eastern Time from the Investor Relations’ section of SMTC’s web site on the Investor Relations Events Calendar page at https://ir.smtc.com/ir-calendar or dialing 1-877-317-6789 (for U.S. participants) or 1-412-317-6789 (for participants outside of the U.S.) ten minutes prior to the start of the call and request to be joined to the SMTC/MC Assembly Acquisition Conference Call. A replay webcast of the call will also be available from the Investor Relations’ section of SMTC’s web site on the Investor Relations Events Calendar page.

About SMTC Corporation

SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including printed circuit boards assemblies (PCB production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, networking and computing, power and energy and medical market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and was added to the Russell Microcap® Index in 2018. For further information on SMTC Corporation, please visit our website at www.smtc.com.

About MC Assembly Holdings, Inc.

MC Assembly Holdings, Inc. (www.mcati.com), based in Melbourne, Fla., with additional operations in Billerica, Mass., and Zacatecas, Mexico, is a national leader in the contract manufacturing arena. It provides turnkey solutions to original equipment manufacturers and focuses on assembly of medium volume, medium mix printed circuit boards assemblies (PCBAs) and box builds. MC Assembly’s capabilities include surface mount and pin-through-hole interconnection technologies, PCB and box build, DFM, DFT, DFA engineering, in-circuit, functional and environmental testing, and full box-build direct order fulfillment.

Forward-Looking Statements

Except for the factual statements made herein, forward-looking statements in this press release, including, without limitation, statements regarding the company’s plans, abilities to execute its growth plans, including the outlook of the combined business, projections regarding the combined business, and strategic and financial benefits of the combined business, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be indicated by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those risk factors set forth in SMTC’s Form 10-K for the year ended December 31, 2017 and other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission (SEC). The company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Non-Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

This press release contains disclosure of Adjusted EBITDA, or underlying earnings before interest, restructuring charges, unrealized foreign exchange gain (loss) on unsettled forward exchange contracts, incomes taxes, depreciation and amortization and other charges for the trailing-twelve months ending September 30, 2018; which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the SEC.  SMTC has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of the combined SMTC Corporation and MC Assembly Holdings, Inc.’s businesses. A reconciliation of net loss to EBITDA and Adjusted EBITDA for the twelve months ended September 30, 2018, is as follows (all numbers expressed in thousands):

	Twelve Months Ended September 30, 2018
	MC Assembly	SMTC	Combined

Revenue	$149,200	$173,919	$323,119

Net Loss	(4,100)	(123)	(4,223)

Amortization	3,360	3,224	6,584
Amortization of loan	3,930	-	3,930
Taxes	210	740	950
Interest	7,100	1,469	8,569
EBITDA	10,500	5,310	15,810

Restructuring/severance	140	323	463
Stock based compensation	-	437	437
Unrealized foreign exchange loss on unsettled forward contracts	-	181	181
Impairment charges	-	165	165
Management fees other professional services	630	-	630
Adjusted EBITDA	$11,270	$6,416	$17,686

The above unaudited historical financial information includes information relating to SMTC and MC Assembly Holdings, Inc. which has been extracted without material adjustment from the underlying schedules used in preparing SMTC’s and MC Assembly Holdings, Inc.’s financial statements, excluding the impact, if any, of any purchase price accounting adjustments, for the twelve months ended September 30, 2018.

EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, EBITDA may not be comparable to similar measures presented by other companies. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of the combined entities. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

SMTC Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com